                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                  FORM 8-K/A

                                AMENDMENT NO. 2

                                CURRENT REPORT
               Pursuant to Section 13 or 15(d) of the Securities
                             Exchange Act of 1934



Date of Report (Date of earliest event reported):  August 14, 1998


                    MICROFLUIDICS INTERNATIONAL CORPORATION
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


         Delaware                    000-11625                042793022
--------------------------------------------------------------------------------
(State or other jurisdiction  (Commission File Number)      (IRS Employer
     of incorporation)                                    Identification No.)


     30 Ossipee Road, Newton, Massachusetts                  02464-9101
--------------------------------------------------------------------------------
    (Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code:      (617) 969-5452
                                                         --------------

       Microfluidics International Corporation hereby amends its Current Report on Form 8-K dated August 14, 1998 ("Current Report") by amending Items 7(a) and
(b) to include the financial statements and proforma financial information required thereby. As amended, Items 7(a) and (b) are set forth below in their entirety.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

       On August 14, 1998 (the "Closing Date"), Microfluidics International Corporation ("MFIC"), a Delaware corporation, purchased substantially all of the assets (the "Transferred Assets") and assumed certain liabilities of Epworth Manufacturing Company of South Haven, Michigan ("Epworth") and Morehouse-COWLES, Inc. of Fullerton, California ("Morehouse", and together with Epworth, the "Sellers") pursuant to an Asset Purchase Agreement (the "Agreement") dated as of June 19, 1998 by and among MFIC, Epworth and Morehouse. Messrs. J.B. Jennings and Bret A. Lewis are the sole stockholders of both Epworth and Morehouse (the "Principals"). Epworth and Morehouse each manufactures and distributes a product line of crushing/grinding, mixing, dissolving and dispersion systems for solid or solids materials processing that are marketed together under the EMCO U.S.A. trade name. MFIC intends to continue the operations of Epworth and Morehouse, each as a separate division of MFIC, and to continue the use of the Transferred Assets to manufacture and distribute crushing/grinding, mixing, dissolving and dispersion systems. The Transferred Assets included cash and cash equivalents, accounts and notes receivables, inventories, machinery and equipment, intellectual property rights, furniture and fixtures and leasehold interests and improvements.

       In accordance with the Agreement, MFIC paid or delivered to the Sellers the following as consideration for the purchase price of the Transferred Assets (the "Purchase Price"): (i) $5,508,480 in cash, (ii) two subordinated promissory notes in the aggregate principal amount of $800,000 (the "Promissory Notes"), and (iii) 900,000 shares of MFIC's restricted common stock, $.01 par value per share, subject to the restrictions set forth in a Stockholders Agreement among MFIC and the Principals dated August 14, 1998 (the "Stockholders Agreement"). MFIC also incurred approximately $500,000 in expenses. In addition, MFIC assumed approximately $1,930,000, which amount was comparable to the accounts payable and accrued liabilities set forth on the Sellers' balance sheets as of December 31, 1997 (the "Assumed Liabilities"), certain of which were also paid on the Closing Date. The consideration paid by MFIC for the Transferred Assets was determined through arms-length negotiations between MFIC and the Sellers.

       The Agreement provides that the Purchase Price may be subject to a post-closing reduction based upon the comparison of (a) the net book value of the Transferred Assets less the Assumed Liabilities as of September 30, 1998 as reflected on the unaudited balance sheet of MFIC to (b) the net book value of the Transferred Assets less the Assumed Liabilities as of June 30, 1998 as reflected on the audited balance sheets of the Sellers.

       MFIC paid $1,897,509 from its working capital and borrowed $4,096,050.44 from Comerica Bank, its primary lender, in order to finance the purchase and payoff certain of the Assumed Liabilities. The revolving loan, security and ancillary agreements with Comerica Bank (the "Revolving Loan Agreement") provide up to $5,000,000 in loans with monthly interest payments and the outstanding principal amount due on September 1, 2001. The line of credit expires on September 1, 2001. The current outstanding principal balance under the Revolving Loan Agreement is $4,096,050.44 and bears interest at a rate of 7.625% per annum.

       Effective on the Closing Date, MFIC expanded its Board of Directors from four to six members and appointed the Principals to fill the resulting vacancies. Subject to the terms and conditions set forth in the Agreement, MFIC agreed to use reasonable efforts to cause the nomination of the Principals as directors of MFIC at the 1999 annual meeting of its shareholders. Thereafter, subject to the terms and conditions set forth in the Agreement, MFIC agreed to use its reasonable efforts to continue to support the nomination of the Principals as directors of MFIC at subsequent annual meetings of its shareholders.

       Mr. Jennings will be the president of the MFIC's newly created Morehouse-COWLES Division and Mr. Lewis will be the president of MFIC's newly created Epworth Mill Division.

       The description contained herein of the transaction is qualified in its entirety by reference to the Agreement (Exhibit 2), Stockholders Agreement (Exhibit 4), Promissory Notes (Exhibit 99.1 and Exhibit 99.2) and press release (Exhibit 99.3), copies of which are attached hereto and incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

       (a) Financial statements of business acquired.
           -----------------------------------------

              Audited combined financial statements of Epworth Manufacturing Company, Inc. and Morehouse-Cowles, Inc. as of December 31, 1997 and 1996 and for the years then ended, which have been audited by independent auditors Deloitte & Touche LLP, whose report thereon is also included herein. Unaudited combined financial statements of Epworth Manufacturing Company, Inc. and Morehouse-Cowles, Inc. as of and for the six months ended June 30, 1998, and related notes thereto.

       (b) Pro forma financial information.
           -------------------------------

              Unaudited pro forma condensed consolidated balance sheet as of June 30, 1998 and unaudited pro forma consolidated statements of operations for the six months ended June 30, 1998 and the year ended December 31, 1997.

       (c)  Exhibits.
            --------

       The following exhibits are filed as part of this report pursuant to Item 601 of Regulation S-K:

            Exhibit
            Number  Description
            ------  -----------

           *2 Asset Purchase Agreement dated as of June 19, 1998, by and among MFIC, Epworth and Morehouse (Filed as Exhibit 2.1 to Schedule 13D of Bret A. Lewis, File No. 005-35850, and incorporated herein by reference).

           *4 Stockholders Agreement dated August 14, 1998, by and among MFIC and the Principals (Filed as Exhibit 2.2 to Schedule 13D of Bret A. Lewis, File No. 005-35850, and incorporated herein by reference).

            23      CONSENT OF DELOITTE & TOUCHE LLP.

           *99.1 $500,000 Subordinated Promissory Note issued by MFIC to Epworth.

           *99.2 $300,000 Subordinated Promissory Note issued by MFIC to Epworth.

           *99.3    Press Release issued by MFIC on August 20, 1998.

--------------------
*Previously filed with Form 8-K filed August 27, 1998 (File No. 000-11625).

INDEPENDENT AUDITORS' REPORT

To the Stockholders of
  Epworth Manufacturing Company, Inc. and
  Morehouse - Cowles, Inc.:

We have audited the accompanying combined balance sheets of Epworth Manufacturing Company, Inc. and Morehouse - Cowles, Inc. (collectively, the "Company"), both of which are under common ownership and common management, as of December 31, 1997 and 1996, and the related combined statements of income, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the combined financial position of the Company at December 31, 1997 and 1996, and the combined results of its operations and its combined cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/ DELOITTE & TOUCHE LLP
-------------------------
DELOITTE & TOUCHE LLP
Boston, Massachusetts
July 30, 1998
  (except for Note 12, as to which the date is August 14, 1998)

EPWORTH MANUFACTURING COMPANY, INC. AND
MOREHOUSE - COWLES, INC.

COMBINED BALANCE SHEETS
DECEMBER 31, 1997 AND 1996
--------------------------------------------------------------------------------

ASSETS                                                         1997                     1996
CURRENT ASSETS:
  Cash                                                      $     144,668            $     114,924
  Accounts receivable, net of allowance for doubtful
     accounts of $26,700 and $30,000, respectively              1,366,557                1,573,405
  Accounts receivable - related parties                            13,363                   18,616
  Inventories                                                   3,143,392                2,581,380
  Prepaid expenses and other                                       62,103                  102,518
                                                            -------------            -------------
            Total current assets                                4,730,083                4,390,843

EQUIPMENT AND LEASEHOLD IMPROVEMENTS, Net                          675,836                 650,113

OTHER ASSETS, Net                                                  238,895                 268,647

ADVANCE TO SHAREHOLDERS                                            115,465                 105,935

                                                            -------------            -------------
TOTAL ASSETS                                                 $  5,760,279             $  5,415,538
                                                            =============            =============

LIABILITIES AND SHAREHOLDERS' EQUITY                             1997                       1996
CURRENT LIABILITIES:
  Borrowings under line of credit                          $     250,000             $     131,267
  Accounts payable - trade                                     1,228,047                   967,671
  Accrued liabilities                                            503,364                   381,367
  Accrued interest - related party                               80,587                    38,516
  Customer deposits                                              200,277                   608,811
                                                           -------------             -------------

            Total current liabilities                          2,262,275                 2,127,632
                                                           -------------             -------------

DUE TO SHAREHOLDERS                                             449,960                   449,960
                                                          -------------             -------------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
  Common stock                                                     6,100                     6,100
  Paid-in capital                                              2,490,514                 2,490,514
  Retained earnings                                              551,430                   341,332
                                                           -------------             -------------

           Total shareholders' equity                          3,048,044                 2,837,946
                                                           -------------             -------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                  $  5,760,279              $  5,415,538
                                                           =============             =============

See notes to combined financial statements.

EPWORTH MANUFACTURING COMPANY, INC. AND
MOREHOUSE - COWLES, INC.

COMBINED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 1997 AND 1996
--------------------------------------------------------------------------------

                                                      1997             1996
NET SALES                                         $ 11,718,621     $ 8,225,405

COST OF GOODS SOLD                                   7,982,431       6,015,693
                                                  ------------     -----------

GROSS PROFIT                                         3,736,190       2,209,712

OPERATING EXPENSES                                   3,164,092       2,086,001
                                                  ------------     -----------

INCOME FROM OPERATIONS                                 572,098         123,711
                                                  ------------     -----------

OTHER INCOME (EXPENSE):
  Interest income                                       11,867           9,901
  Interest expense                                     (63,177)        (45,826)
  Demonstration equipment rental                        40,198           3,175
  Gain on disposal of fixed assets, net                 31,736          22,695
  Other                                                 50,676          37,109
                                                  ------------     -----------

           Total other income                           71,300          27,054
                                                  ------------     -----------

NET INCOME                                       $     643,398    $    150,765
                                                 =============    ============
PRO FORMA (See Note 2):
  Historical income before taxes                 $     643,398    $   150,765
  Pro forma taxes on income                            257,000         60,000
                                                  ------------     -----------

PRO FORMA NET INCOME                             $     386,398    $    90,765
                                                 =============    ============

See notes to combined financial statements.

EPWORTH MANUFACTURING COMPANY, INC. AND
MOREHOUSE - COWLES, INC.

COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1997 AND 1996
--------------------------------------------------------------------------------

                                                                                       TOTAL
                                            COMMON       PAID-IN      RETAINED      SHAREHOLDERS'
                                            STOCK        CAPITAL      EARNINGS        EQUITY
BALANCE, JANUARY 1, 1996                   $ 4,700     $   41,250    $   440,277     $   486,227

  Acquisition of Morehouse (Note 1)          1,400      2,449,264             -       2,450,664

  Net income                                     -              -        150,765        150,765

  Distributions to shareholders                  -              -       (249,710)      (249,710)
                                           -------     ----------     ----------      ---------
BALANCE, DECEMBER 31, 1996                   6,100      2,490,514        341,332      2,837,946

  Net income                                     -              -        643,398        643,398

  Distributions to shareholders                  -              -       (433,300)      (433,300)
                                           -------     ----------     ----------      ---------

BALANCE, DECEMBER 31, 1997                 $ 6,100    $ 2,490,514    $   551,430     $3,048,044
                                           =======    ===========    ===========     ==========

See notes to combined financial statements.

EPWORTH MANUFACTURING COMPANY, INC. AND
MOREHOUSE - COWLES, INC.

COMBINED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1997 AND 1996
--------------------------------------------------------------------------------

                                                                  1997              1996
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                 $   643,398       $    150,765
  Adjustments to reconcile net income to net cash
    provided by operating activities:
     Depreciation and amortization                               207,754            124,347
     Gain on sale of fixed assets                                (31,736)                 -
     Increase (decrease) due to change in:
      Accounts receivable                                        206,848           (545,547)
      Accounts receivable - related parties                        5,253                353
      Inventories                                               (562,012)             1,201
      Prepaid expenses and other                                  40,415            (51,806)
      Accounts payable - trade                                   260,376            552,216
      Accrued liabilities                                        121,997            (25,575)
      Customer deposits                                         (408,534)          (202,562)
      Accrued interest - related party                            42,071             24,492
                                                            ------------       ------------
           Net cash provided by operating activities             525,830             27,884
                                                            ------------       ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of leasehold improvements and equipment           (232,709)           (70,541)
  Proceeds from sale of equipment                                 60,720                  -
  Advance to shareholders                                         (9,530)          (105,935)
  Cash acquired in Morehouse acquisition                               -             40,832
                                                            ------------       ------------

           Net cash used for investing activities               (181,519)          (135,644)
                                                            ------------       ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Distributions to shareholders                                 (433,300)          (249,710)
  Net borrowings on line of credit                               118,733            131,267
                                                            ------------       ------------

           Net cash used for financing activities               (314,567)          (118,443)
                                                            ------------       ------------

NET INCREASE (DECREASE) IN CASH                                   29,744           (226,203)

CASH, BEGINNING OF YEAR                                          114,924            341,127
                                                            ------------       ------------

CASH, END OF YEAR                                            $   144,668        $   114,924
                                                            ============       ============
SUPPLEMENTAL CASH FLOW INFORMATION:
  Fair value of net assets of Morehouse - Cowles
    contributed to the Company, net of cash                  $         -        $ 2,409,832
                                                            ============       ============
  Interest paid                                              $    22,000        $    20,400
                                                            ============       ============

See notes to combined financial statements.

EPWORTH MANUFACTURING COMPANY, INC. AND
MOREHOUSE - COWLES, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1997 AND 1996
--------------------------------------------------------------------------------

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION - The accompanying combined financial statements include the balance sheets, statements of income, shareholders' equity, and cash flows of Epworth Manufacturing Company, Inc. ("Epworth") and
     Morehouse -Cowles, Inc. ("Morehouse") (collectively, the "Company"). Both companies have common ownership and, accordingly, the two companies have been combined in the accompanying financial statements. All significant intercompany balances have been eliminated.

     ACQUISITION - On June 15, 1996, the shareholders of Epworth acquired all of the outstanding stock of Morehouse from Summa Industries for approximately $2,410,000, net of cash acquired. The purchase price, which approximated historical book value, was allocated to the assets acquired and liabilities assumed using estimated fair values at the date of acquisition.

     The accompanying financial statements include the results of operations of Morehouse from the date it became part of the combined group (date of acquisition). For the period January 1, 1996 to June 15, 1996, Morehouse had net sales and gross profit of approximately $2,900,000 and $809,000, respectively.

     BUSINESS - The Company manufactures and distributes machinery and equipment used for mixing, dispersion and/or particle size reduction of solids used by chemical processing industries, foods, pharmaceuticals, paints, inks or other coating applied to a substrate. In addition, the Company sells grinding media used in the equipment that it manufactures.

     INVENTORIES - Inventories are stated at the lower of cost or market with cost being determined on the first-in, first-out ("FIFO") method.

     CONCENTRATIONS OF CREDIT RISK - The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and trade accounts receivable. The Company maintains its cash in bank deposit accounts at high credit quality financial institutions. The balances, at times, may exceed federally insured limits. The Company routinely assesses the financial strength of its customers and, as a consequence, believes that its trade accounts receivable credit risk exposure is limited.

     USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

1.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          EQUIPMENT AND LEASEHOLD IMPROVEMENTS - Equipment and leasehold improvements are stated at cost. Depreciation is calculated primarily by use of the straight-line method of depreciation based on the estimated useful lives of the fixed assets, ranging from three to fifteen years. The Company periodically evaluates the recoverability of equipment and leasehold improvements based upon estimated future cash flows.

          OTHER ASSETS - Other assets, and the related lives over which they are amortized, include goodwill (15 years), noncompete agreement (2 years), patents and other (15 years), and loan commitment fees (5 years).

          INCOME TAXES - The Company, with the consent of its shareholders, has elected to be an S Corporation under the Internal Revenue Code. Instead of paying corporate income taxes, the stockholders of an S Corporation are taxed individually on their proportionate share of the Company's taxable income. Therefore, no liability for federal income taxes has been included in the combined balance sheets. State income taxes are provided based on statutory rates.

          FAIR VALUE OF FINANCIAL INSTRUMENTS - Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of the fair value of certain financial instruments. The carrying amounts of cash, accounts receivable, accounts payable and accrued expenses approximate fair value because of their short-term nature. The carrying amounts of the Company's amounts due to shareholders and borrowings under lines of credit approximate fair value. Advances due from shareholders are noninterest bearing.

2.        PRO FORMA INCOME STATEMENT INFORMATION

          PRO FORMA NET INCOME - The pro forma income statement information reflects what the effects on historical net income would have been if the Company had not elected to be taxed as a Subchapter S Corporation. The adjustments include a provision for state and federal income taxes at an effective rate of approximately 40%, as if the Company was subject to such taxes.

3.        INVENTORIES

          Inventories consisted of the following components at December 31:

                                         1997           1996
           Raw materials              $ 1,483,849    $ 1,457,581
           Work in process                461,076        559,161
           Finished goods               1,198,467        564,638
                                      -----------    -----------

           Total                      $ 3,143,392    $ 2,581,380
                                      ===========   ============

4.       EQUIPMENT AND LEASEHOLD IMPROVEMENTS

         Equipment and leasehold improvements consisted of the following at December 31:

                                                                           1997           1996
           Leasehold improvements                                    $   151,985    $    136,220
           Machinery and equipment                                       544,076         486,476
           Demonstration equipment                                       390,998         301,819
           Office furniture and equipment                                173,746         166,703
           Automobiles and other                                          20,223          20,223
                                                                     -----------    ------------
                                                                       1,281,028       1,111,441

           Less accumulated depreciation                                 605,192         461,328
                                                                     -----------    ------------

           Equipment and leasehold improvements, net                 $   675,836    $    650,113
                                                                     ===========    ============


5.       OTHER ASSETS

         Other assets consisted of the following at December 31:

                                                                                    1997        1996
           Goodwill, net of accumulated amortization of $49,398 and $35,612,
             respectively                                                        $ 157,383    $ 171,169
           Patent and other, net of accumulated amortization of $68,366
             and  $54,841, respectively                                             72,729       85,357
           Loan commitment fees, net of accumulated amortization of $8,130
             and $4,792, respectively                                                8,783       12,121
                                                                                 ---------    ---------
           Other assets, net                                                     $ 238,895    $ 268,647

6.       LINE OF CREDIT

         The Company had a $500,000 line-of-credit agreement with a bank. At December 31, 1997, $250,000 of borrowings were outstanding under this agreement (an additional $250,000 was available for additional borrowings) which bears interest at 1/4% under prime (8.5% at December 31, 1997). This agreement is collateralized by accounts receivable, inventories and equipment. This agreement expires on December 31, 1998.

7.       DUE TO/FROM SHAREHOLDERS

         Due to shareholders consisted of the following at December 31:

           Note payable - B2 Enterprises, Inc. (a related party owned by shareholders);
             interest accrues at 9.35% per annum; no formal repayment terms have been
             established.  Unsecured.                                                         $ 304,000
           Note payable - shareholders; interest accrues at 9.35% per annum; no formal
             repayment terms have been established.  Unsecured.                                 145,960
                                                                                              ---------
           Due to shareholders                                                                $ 449,960
                                                                                              =========

         The $115,465 advance to shareholders at December 31, 1997 is noninterest bearing and no formal repayment terms have been established.

         See Note 12.

8.       RELATED-PARTY TRANSACTIONS

         At December 31, 1997 and 1996, the Company was owed $13,363 and $18,616, respectively, by JLJ Properties, Inc. JLJ Properties, Inc. is owned by the Company's shareholders.

         The Company rents manufacturing and warehouse facilities from B2 Enterprises, Inc. (a related party) for approximately $9,500, payable monthly. Additionally, the Company is responsible for all insurance, taxes and maintenance on such facilities. The Company is a tenant-at-will.

9.       COMMITMENTS AND CONTINGENCIES

         The Company leases its Fullerton, California, operating facility under a noncancellable operating lease. Minimum lease payments are as follows for the years ended December 31:

           1998                            $   48,000
           1999                                48,000
           2000                                48,000
           2001                                66,000
           2002                                66,000
           Thereafter                         264,000

10. SHAREHOLDERS' EQUITY

    Shareholders' equity consisted of the following at December 31:

       1997                                               MOREHOUSE      EPWORTH       COMBINED
        Morehouse common stock - authorized,
          10,000,000 shares, $0.001 par value;
          1,400,000 shares issued and outstanding       $     1,400    $       -     $     1,400
        Epworth common stock - authorized, 1,000
          shares, $100 par value; 47 shares issued and
          outstanding                                             -        4,700           4,700
        Additional paid-in capital                        2,368,677      121,837       2,490,514
        Retained earnings (deficit)                         (55,852)     607,282         551,430
                                                        -----------    ---------     -----------
                                                        $ 2,314,225    $ 733,819     $ 3,048,044
                                                        ===========   ==========     ===========
       1996
        Morehouse common stock - authorized,
          10,000,000 shares, $0.001 par value;
          1,400,000 shares issued and outstanding      $     1,400     $       -     $     1,400
        Epworth common stock - authorized, 1,000
          shares, $100 par value; 47 shares issued and
          outstanding                                            -         4,700           4,700
        Additional paid-in capital                       2,368,677       121,837       2,490,514
        Retained earnings (deficit)                       (109,838)      451,170         341,332
                                                        -----------    ---------     -----------
                                                       $ 2,260,239     $577,707      $ 2,837,946
                                                        ===========   ==========     ===========


11. EMPLOYEE BENEFIT PLAN

    The Company sponsors a 401(k) and profit sharing plan (the "Plan") covering substantially all full-time employees. The Plan calls for the Company to provide matching contributions of 10% on the employees' elective deferrals up to 6% of eligible compensation, and provides for discretionary contributions relative to profit sharing. Expense associated with the Plan was approximately $46,000 and $71,000 for the years ended December 31, 1997 and 1996, respectively.

12. SUSBSEQUENT EVENT

    On August 14, 1998, substantially all of the assets and liabilities of the Company were sold. On June 30, 1998, in connection with the sale, $34,395 of notes payable were forgiven by the noteholders and contributed to additional paid-in capital. The balance of the notes payable, net of the advance to shareholders, was paid in full.

                                 * * * * * *

EPWORTH MANUFACTURING COMPANY, INC. AND
MOREHOUSE - COWLES, INC.

UNAUDITED COMBINED BALANCE SHEET
JUNE 30, 1998

ASSETS
Current Assets:
Cash                                                     82,387
Accounts receivable                                   1,293,726
Inventory                                             2,798,752
Prepaid expense                                          87,743
                                                   -------------
   Total current assets                               4,262,608

Equipment and improvements, net                         709,139

Other assets, net                                       323,727

Advance to shareholders                                 115,565
                                                   -------------

TOTAL ASSETS                                          5,411,039
                                                   =============



LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Borrowings under line of credit                         450,000
Accounts payable and accrued expenses                 1,490,523
Customer advances                                       343,385
                                                   -------------
  Total current liabilities                           2,283,908

Due to shareholders                                     415,565

Stockholders' Equity
Common stock                                              6,100
Additional paid in capital                            2,490,514
Retained earnings                                       214,952
                                                   -------------
  Total stockholders' equity                          2,711,566
                                                   -------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY            5,411,039
                                                   =============


EPWORTH MANUFACTURING COMPANY, INC. AND
MOREHOUSE - COWLES, INC.

UNAUDITED COMBINED STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 1998


Revenues                                 4,608,206
Cost of goods sold                       3,134,892
                                     --------------
Gross profit                             1,473,314

Operating expenses                       1,598,695
                                     --------------

Loss from operations                      (125,381)

Interest income                              1,976
Interest expense                           (15,510)
Other income (expense)                      49,747
                                     --------------

Loss before taxes                          (89,168)
Income taxes                                 4,542
                                     --------------
Net loss                                   (93,710)
                                     ==============

EPWORTH MANUFACTURING COMPANY, INC. AND
MOREHOUSE - COWLES, INC.

UNAUDITED COMBINED STATEMENT OF CASH FLOWS
SIX MONTHS ENDED JUNE 30, 1998

CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss                                                       (93,710)
 Adjustments to reconcile net income to net cash
  provided by operating activities:
   Depreciation and amortization                                112,242
   Increase (decrease) due to change in:
    Accounts receivable                                          86,194
    Inventories                                                 344,640
    Prepaid expenses and other                                  (25,640)
    Other assets                                               (112,500)
    Accounts payable - trade                                   (286,269)
    Accrued liabilities                                         (35,206)
    Customer deposits                                           143,108
                                                           -------------

       Net cash provided by operating activities                132,859
                                                           -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Acquisition of leasehold improvements and equipment           (117,878)
                                                           -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Distributions to shareholders                                 (277,262)
 Net borrowings on line of credit                               200,000
                                                           -------------

       Net cash used for financing activities                   (77,262)

NET DECREASE IN CASH                                            (62,281)

CASH, BEGINNING OF PERIOD                                       144,668
                                                           -------------

CASH, END OF PERIOD                                              82,387
                                                           =============

SUPPLEMENTAL CASH FLOW INFORMATION
 Forgiveness of Indebtedness                                     34,395
                                                           =============


NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS OF EPWORTH MANUFACTURING COMPANY, INC. AND MOREHOUSE-COWLES, INC. FOR THE SIX MONTHS ENDED JUNE 30, 1998

(A) BASIS OF PRESENTATION: The accompanying unaudited combined financial statements have been prepared in accordance with generally accepted accounting principles for interim financial statements. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included. The results of operations for the six months ended June 30, 1998 are not necessarily indicative of the results to be expected for the full year.
     For further information, refer to the combined financial statements and related notes thereto for the year ended December 31, 1997.

(B)  INVENTORY:  Inventories consisted of the following at June 30, 1998:

               Raw materials      1,199,607
               Work in process      450,216
               Finished goods     1,148,929

               Total              2,798,752

(C) INCOME TAXES: Pro forma income taxes (credit) have not been provided due to the net loss.

                                  MICROFLUIDICS INTERNATIONAL CORPORATION
                                  UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET JUNE 30, 1998

                                                                                    PRO FORMA         PRO FORMA
                                                       MFIC A           EMCO B     ADJUSTMENTS        COMBINED
ASSETS
Current Assets:
Cash and cash equivalents                             3,705,472         82,387        (1,862,566)C      1,925,293
Marketable securities                                    48,483                                            48,483
Accounts receivable                                   1,563,966      1,293,726                          2,857,692
Other receivables                                        73,479                                            73,479
Inventory                                             2,163,708      2,798,752                          4,962,460
Prepaid expense                                          95,876         87,743                            183,619
                                                   -------------   ------------   ---------------   --------------
   Total current assets                               7,650,984      4,262,608        (1,862,566)      10,051,026

Equipment and improvements, net                         167,670        709,139                            876,809

Other assets, net                                       145,171        323,727          (324,000)C      6,290,898
                                                                                       6,146,000 C
Deferred income taxes                                   413,630                                           413,630
Advance to shareholders                                                115,565          (115,565)C
                                                   -------------   ------------   ---------------   --------------

TOTAL ASSETS                                          8,377,455      5,411,039         3,843,869       17,632,363
                                                   =============   ============   ===============   ==============



LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Borrowings under line of credit                                        450,000          (450,000)C
Current portion - long term debt                                                          75,000 E         75,000
Accounts payable and accrued expenses                   710,233      1,490,523           500,000 C      2,700,756
Customer advances                                        11,104        343,385                            354,489
                                                   -------------   ------------   ---------------   --------------
  Total current liabilities                             721,337      2,283,908           125,000        3,130,245

Long term debt                                                                         4,821,000 E      4,821,000
Due to shareholders                                                    415,565          (415,565)C

Stockholders' Equity
Common stock                                             51,570          6,100             9,000 C         60,570
                                                                                          (6,100)D
Additional paid in capital                           10,475,221      2,490,514        (2,490,514)D     12,491,221
                                                                                       2,016,000 C
Retained earnings (accumulated deficit)              (2,267,812)       214,952          (214,952)D     (2,267,812)
Unrealized appreciation on marketable securities         48,483                                            48,483
Less treasury stock                                    (651,344)                                         (651,344)
                                                   -------------   ------------   ---------------   --------------
  Total stockholders' equity                          7,656,118      2,711,566          (686,566)       9,681,118
                                                   -------------   ------------   ---------------   --------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY            8,377,455      5,411,039         3,843,869       17,632,363
                                                   =============   ============   ===============   ==============

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(A) Represents the condensed balance sheet for Microfluidics International Corporation (MFIC) derived from the balance sheet presented in the Report on Form 10Q for the six months ended June 30, 1998.

(B) Represents the condensed historical combined balance sheet of Epworth Manufacturing Company, Inc. and Morehouse-Cowles, Inc. (collectively "EMCO") as of June 30, 1998.

(C) The acquisition will be accounted for under the purchase method of accounting. The Company has not yet determined the final allocation of the purchase price, and accordingly, the amount shown below may differ from the amount ultimately determined.

  The unallocated excess of purchase price over net assets acquired will be amortized over 15 years and is determined as follows:

Purchase Price:
  Cash paid                                                      5,508,000
  Notes issued                                                     800,000
  Value of 900,000 shares of the Company's common stock issued   2,025,000
  Fees and expenses related to the acquisition                     500,000
                                                                 ---------
                                                                 8,833,000
                                                                 ---------

  Allocation:
  Historical assets and liabilities                              2,711,000
  Adjustments - shareholder indebtedness canceled                  300,000
                Revaluation of identifiable intangibles           -324,000
                                                                 ---------
                                                                 2,687,000
                                                                 ---------

  Unallocated excess of purchase price over net assets acquired  6,146,000
                                                                 ---------

(D)  Eliminate existing stockholders' equity.

(E) Borrowings of the Company in order to finance the purchase, including $800,000 note issued to sellers as discussed in Note C above.

                       MICROFLUIDICS INTERNATIONAL CORPORATION
                       UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS SIX MONTHS ENDED JUNE 30, 1998

                                                                              PRO FORMA            PRO FORMA
                                          MFIC               EMCO             ADJUSTMENTS           COMBINED
Revenues                                  3,543,974          4,608,206                                 8,152,180
Cost of goods sold                        1,735,992          3,134,892                                 4,870,884
                                     ---------------     --------------                         -----------------
Gross profit                              1,807,982          1,473,314                                 3,281,296

Research and development                    344,903                                                      344,903
Selling, general and
  administrative expenses                 1,455,126          1,598,695             194,000 A           3,247,821
                                     ---------------     --------------    ----------------     -----------------
Total operating expenses                  1,800,029          1,598,695             194,000             3,592,724
                                     ---------------     --------------    ----------------     -----------------

Income (loss) from operations                 7,953           (125,381)           (194,000)             (311,428)

Interest income                              84,596              1,976             (52,000)B              34,572
Interest expense                                               (15,510)           (196,000)B            (211,510)
Other income (expense)                                          49,747                                    49,747
                                     ---------------     --------------    ----------------     -----------------

Income (loss) before taxes                   92,549            (89,168)           (442,000)             (438,619)
Income taxes                                                     4,542                                     4,542
                                     ---------------     --------------    ----------------     -----------------
Net income (loss)                            92,549            (93,710)           (442,000)             (443,161)
                                     ===============     ==============    ================     =================

Basic income (loss) per share                  0.02                                                        (0.08)
Average shares outstanding                4,923,180                                        C           5,823,180

Diluted income (loss) per share                0.02                                                        (0.08)
Average shares outstanding                5,025,620                                        C           5,823,180


                                     MICROFLUIDICS INTERNATIONAL CORPORATION
                                     PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                                     YEAR ENDED DECEMBER 31, 1997

                                                                                PRO FORMA            PRO FORMA
                                         MFIC                 EMCO             ADJUSTMENTS           COMBINED
Revenues                                 7,105,706           11,718,621                               18,824,327
Cost of goods sold                       3,265,593            7,982,431                               11,248,024
                                     --------------      ---------------                           --------------
Gross profit                             3,840,113            3,736,190                                7,576,303

Research and development                   459,240                                                       459,240
Selling, general and
  administrative expenses                2,977,577            3,164,092              380,000 A         6,521,669
                                     --------------      ---------------     ----------------      --------------
Total operating expenses                 3,436,817            3,164,092              380,000           6,980,909
                                     --------------      ---------------     ----------------      --------------

Income from operations                     403,296              572,098             (380,000)            595,394

Interest income                            159,256               11,867             (104,000)B            67,123
Interest expense                                                (63,177)            (329,000)B          (392,177)
Other income (expense)                     141,875              122,610                                  264,485
                                     --------------      ---------------     ----------------      --------------

Income before taxes                        704,427              643,398             (813,000)            534,825
Income taxes (benefit)                    (403,630)             257,000             (257,000)D          (403,630)
                                     --------------      ---------------     ----------------      --------------
Net income                               1,108,057              386,398              556,000             938,455
                                     ==============      ===============     ================      ==============

Basic income per share                        0.23                                                          0.16
Average shares outstanding               4,914,722                                           C         5,814,722

Diluted income per share                      0.22                                                          0.16
Average shares outstanding               4,966,998                                           C         5,866,998


NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME FOR THE YEAR ENDED DECEMBER 31, 1997 AND THE SIX MONTHS ENDED JUNE 30, 1998

(A) Eliminate amortization of certain previously acquired intangibles of EMCO and provide for amortization of excess purchase price over net assets acquired over 15 years.

(B) Effect on interest income and interest expense due to financing of purchase price from existing cash and additional borrowings.

(C) Represents basic and diluted earnings per share including shares of Company common stock issued to EMCO shareholders as if issued at the beginning of the period.

(D)  Benefit of MFIC net operating losses used to offset EMCO income.

                                   SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     MICROFLUIDICS INTERNATIONAL CORPORATION



Date: October 28, 1998                By: /s/ Michael A. Lento
                                          ----------------------------------
                                          Michael A. Lento
                                          President and Treasurer

                                 EXHIBIT INDEX


            Exhibit
            Number  Description
            ------  -----------

           *2 Asset Purchase Agreement dated as of June 19, 1998, by and among MFIC, Epworth and Morehouse (Filed as Exhibit 2.1 to Schedule 13D of Bret A. Lewis, File No. 005-35850, and incorporated herein by reference).

           *4 Stockholders Agreement dated August 14, 1998, by and among MFIC and the Principals (Filed as Exhibit 2.2 to Schedule 13D of Bret A. Lewis, File No. 005-35850, and incorporated herein by reference).

            23      CONSENT OF DELOITTE & TOUCHE LLP.

           *99.1 $500,000 Subordinated Promissory Note issued by MFIC to Epworth.

           *99.2 $300,000 Subordinated Promissory Note issued by MFIC to Epworth.

           *99.3    Press Release issued by MFIC on August 20, 1998.

---------------------
*Previously filed with Form 8-K filed August 27, 1998 (File No. 000-11625).